PROSPECTUS Dated                            Pricing Supplement No. 33
January 17, 2006                            November 27, 2006



                  U.S. $18,000,000,000                        Rule 424 (b)(3)
                                                          Registration Statement
                FORD MOTOR CREDIT COMPANY                     No. 333-131062


               FLOATING RATE DEMAND NOTES


                      ----------


                Interest Rate Per Annum
                - - - - - - - - - - - -

Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$50,000     Over $50,000
----------  --------------    ---------------   ----------------
11/27/2006       5.77%             5.92%               6.07%